Exhibit 23(b)

               CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANT
               ---------------------------------------------------


     We have issued our report dated January 23, 2004 (except for Note Q, for which the date is February 26, 2004), accompanying the consolidated financial statements of Oak Hill Financial, Inc. (the "Corporation") which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report into the Corporation's Form S-8 to be filed with the Securities and Exchange Commission on or about June 25, 2004.


/s/ Grant Thornton LLP

Grant Thornton LLP
Cincinnati, Ohio

June 24, 2004